Exhibit 99.(j)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders

U.S. Global Investors Funds

We consent to the use of our report, dated February 27, 2013, incorporated by reference herein, with respect to the financial statements of each of the funds within the U.S. Global Investors Funds, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

August 8, 2013